Exhibit 99.1
Danaher CEO to Comment on Financial Performance
WASHINGTON D.C., January 8, 2024 -- Danaher Corporation (NYSE: DHR) (the "Company") announced that its President and Chief Executive Officer, Rainer M. Blair, will comment tomorrow on the Company’s fourth quarter 2023 performance in a presentation at the J.P. Morgan Healthcare Conference at 2:15 p.m. ET.
•For the fourth quarter 2023, estimated revenues are anticipated to decrease in the low-double digit percent range year-over-year.
•Estimated non-GAAP core revenue for the fourth quarter of 2023 is expected to decline in the low-double digit percent range, which would be above the Company’s previously announced guidance of a high-teens percent decline.
•Estimated non-GAAP base business core revenue for the fourth quarter of 2023 is expected to decline in the mid-single digit percent range, which would be in line with the Company’s previously announced guidance.
As previously announced, Danaher will hold its quarterly earnings conference call for the fourth quarter and full year 2023 on Tuesday, January 30, 2024 at 8:00 a.m. ET.
ABOUT DANAHER
Danaher is a leading global life sciences and diagnostics innovator, committed to accelerating the power of science and technology to improve human health. Our businesses partner closely with customers to solve many of the most important health challenges impacting patients around the world. Danaher's advanced science and technology - and proven ability to innovate - help enable faster, more accurate diagnoses and help reduce the time and cost needed to sustainably discover, develop and deliver life-changing therapies. Focused on scientific excellence, innovation and continuous improvement, our 65,000+ associates worldwide help ensure that Danaher is improving quality of life for billions of people today, while setting the foundation for a healthier, more sustainable tomorrow. Explore more at www.danaher.com.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statement regarding the anticipated financial results for the fourth quarter of 2023 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, potential future, adverse impacts on our business, results of operations and financial condition related to the COVID-19 pandemic, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets, uncertainties relating to national laws or policies, including laws or policies to protect or promote domestic interests and/or address foreign competition, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire (including the acquisition of Abcam plc) and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government with respect to our production capacity in times of national emergency or with respect to intellectual property/production capacity developed using government funding, risks relating to product, service or software defects, product liability and recalls, risks relating to fluctuations in the cost and availability of the supplies we use (including commodities) and labor we need for our operations, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, the impact of deregulation on demand for our products and services, the impact of climate change, legal or regulatory measures to address climate change and our ability to address stakeholder expectations relating to climate change, labor matters and our ability to recruit, retain and motivate talented employees representing diverse backgrounds, experiences and skill sets, non-U.S. economic, political, legal, compliance, social and business factors (including the impact of military conflicts), disruptions relating to man-made and natural disasters, pension plan and healthcare costs, inflation and the impact of our By-law exclusive forum provisions. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2022 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2023. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
•Media: Chaz Bickers, Director, Media Relations, media@danaher.com.
•Investor: John T. Bedford, Vice President, Investor Relations, investor.relations@danaher.com
Danaher Corporation, 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037, Telephone: (202) 828-0850, Fax: (202) 828-0860

Estimated Sales Decline, Core Sales Decline and Base Business Core Sales Decline

% Estimated Change Three-Month Period Ended December 31, 2023 vs. Comparable 2022 Period
Total sales decline (GAAP)	-Low-double digit
Impact of:
Acquisitions/divestitures	-Essentially flat
Currency exchange rates	-Low-single digit
Core sales decline (non-GAAP)	-Low-double digit
Impact of COVID-19 related testing, vaccines and therapeutics	+Mid-single digit/High-single digit
Base business core sales decline (non-GAAP)	-Mid-single digit
Statement Regarding Non-GAAP Measures
Core sales growth (and the related measure “base business core sales growth”) should be considered in addition to, and not as a replacement for or superior to, sales growth, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to sales growth, help our investors identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers.
Management uses core sales growth and base business core sales growth to measure the Company’s financial performance, and uses core sales growth in the Company’s executive compensation program.
We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic has evolved toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing (which includes solutions that test for COVID-19 and other respiratory illnesses simultaneously) will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” provides more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
With respect to these non-GAAP measures, we also exclude (1) the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

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